EXHIBIT 4.10




                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

               Transferor on and after June 1, 1996 and Servicer

                                      and

                             THE BANK OF NEW YORK,

                                    Trustee

                      on behalf of the Certificateholders

                       of Chase Credit Card Master Trust

                 (formerly Chemical Master Credit Card Trust I)


                    ________________________________________


                                FOURTH AMENDMENT

                          Dated as of October 15, 2004

                                       to

                           THIRD AMENDED AND RESTATED
                        POOLING AND SERVICING AGREEMENT

                         Dated as of November 15, 1999

                  ____________________________________________

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            FOURTH AMENDMENT, dated as of October 15, 2004 (the "Fourth
Amendment"), to THIRD AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of November 15, 1999, by and among CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION ("Chase USA"), as Transferor on and after June 1, 1996 and as Servicer and THE BANK OF NEW YORK, as Trustee (as amended by the First Amendment dated as of March 31, 2001, the Second Amendment dated as of March 1, 2002 and the Third Amendment dated as of July 15, 2004 and as supplemented the "Pooling and Servicing Agreement").

            WHEREAS, Section 13.1(b) of the Pooling and Servicing Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement from time to time upon the satisfaction of certain conditions;

            WHEREAS, the Servicer, the Transferor and the Trustee desire to amend the Pooling and Servicing Agreement as set forth below; and

            WHEREAS, all conditions precedent to the execution of this Fourth Amendment have been complied with;

            NOW, THEREFORE, the Servicer, the Transferor and the Trustee are executing and delivering this Fourth Amendment in order to amend the Pooling and Servicing Agreement in the manner set forth below.

            Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.


            SECTION 1. Amendment to Section 1.1. Section 1.1 of the Pooling and Servicing Agreement is hereby amended by adding the following defined term in appropriate alphabetical order:

                    " `Servicer Rating Event' shall mean the Servicer's failure to maintain a short-term credit rating of at least "A-1" by Standard and Poor's and "P-1" by Moody's and, if rated by Fitch, at least "F1" by Fitch (or such other rating below "A-1" or "P-1," or to the extent rated by Fitch, "F1," as the case may be, which is acceptable to the applicable Rating Agency)."

            SECTION 2. Amendment to Section 2.6(a)(i). Section 2.6(a)(i) of the Pooling and Servicing Agreement is hereby amended by inserting the following at the end of the first sentence:

                    "; provided, however, that in the event of a Servicer Rating Event, the Transferor Interest and sum of the aggregate amount of Principal Receivables will be determined on a daily basis in accordance with a method to be

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     determined by the Servicer, subject to satisfaction of the Rating
     Agency Condition"

            SECTION 3. No Waiver. The execution and delivery of this Fourth Amendment shall not constitute a waiver of a past default under the Pooling and Servicing Agreement or impair any right consequent thereon.

            SECTION 4. Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement as amended by this Fourth Amendment. This Fourth Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Fourth Amendment, as though the terms and obligations of the Pooling and Servicing Agreement were set forth herein.

            SECTION 5. Counterparts. This Fourth Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

            SECTION 6. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            SECTION 7. Effective Date. This Fourth Amendment shall become effective as of the day and year first above written.

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            IN WITNESS WHEREOF, the Servicer, the Transferor and the
Trustee have caused this Fourth Amendment to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.


                                         CHASE MANHATTAN BANK USA,
                                         NATIONAL ASSOCIATION
                                           Transferor on and after June 1,1996


                                         By:________________________________
                                            Name:
                                            Title:



                                         THE BANK OF NEW YORK,
                                           Trustee


                                         By:________________________________
                                            Name:
                                            Title: